EXHIBIT 99.1

October 16, 2015

Board of Directors

Sorin S.p.A.

Via Benigno Crespi, 17

20159 Milan

Italy

Members of the Board:

Reference is made to our opinion letter, dated February 25, 2015, to the board of directors of Sorin S.p.A. (“Sorin”) as Annex B to Exhibit 2.1 to Amendment No. 3 to the Registration Statement of LivaNova PLC (f/k/a Sand Holdco PLC) on Form S-4 (the “Registration Statement”) relating to the business combination transaction (the “Transaction”) involving Sorin and Cyberonics Inc. We understand that the Registration Statement, which includes our opinion, will be incorporated by reference into the Registration Statement on Form S-8 (the “Form S-8”) of LivaNova.

The foregoing opinion letter was provided for the information and assistance of the board of directors of Sorin in connection with its consideration of the Transaction and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. In this regard, we hereby consent to the use of our opinion included as Annex B to Exhibit 2.1 to the proxy statement/prospectus included in the Registration Statement and to the reference to our firm name under the captions “Summary — Opinion of Rothschild as Financial Advisor to Sorin”, “Risk Factors — The opinion of Sorin’s and Cyberonics’ financial advisors will not reflect changes in circumstances between the signing of the letter of intent and the completion of the mergers”, “The Mergers — Background of the Mergers”, “The Mergers — Sorin Reasons for the Mergers” and “The Mergers — Opinion of Rothschild as Financial Advisor to Sorin” in such proxy statement/prospectus, and which will be incorporated by reference into the Form S-8. In giving our consent, we do not admit and we disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we admit that we are experts with respect to any part of such Form S-8 or Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the incorporation by reference of the Registration Statement into the Form S-8 and that our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the above-mentioned Registration Statement or Form S-8), proxy statement or any other document, except in accordance with our prior written consent.

Very truly yours,

/s/ Rothschild S.p.A.